                                                                   EXHIBIT 10.6

                          SECURITIES PURCHASE AGREEMENT







                           GLOBAL Markets Access LTD.






                                February 26, 1999

                                TABLE OF CONTENTS

                                                                                                                    PAGE

SECTION 1.        AUTHORIZATION OF SECURITIES....................................................................  1
SECTION 2.        PURCHASE AND SALE OF SECURITIES................................................................  1
         2.1.     Issuance of Securities.........................................................................  1
         2.2.     Closing of Issuance............................................................................  2
SECTION 3.        REPRESENTATIONS AND WARRANTIES OF THE COMPANY..................................................  2
         3.1.     Corporate Organization.........................................................................  2
         3.2.     Subsidiaries...................................................................................  2
         3.3.     Capitalization.................................................................................  3
         3.4.     Corporate Proceedings, etc.....................................................................  3
         3.5.     Consents and Approvals.........................................................................  4
         3.6.     Absence of Defaults, Conflicts, etc............................................................  4
         3.7.     Financial Statements...........................................................................  4
         3.8.     Absence of Certain Developments................................................................  4
         3.9.     Compliance with Law............................................................................  5
         3.10.    Litigation.....................................................................................  5
         3.11.    Material Contracts.............................................................................  5
         3.12.    Absence of Undisclosed Liabilities.............................................................  6
         3.13.    Employees......................................................................................  6
         3.14.    Tax Matters....................................................................................  6
         3.15.    Employee Benefit Plans.........................................................................  7
         3.16.    Patents, Licenses, etc.........................................................................  7
         3.17.    Insurance......................................................................................  8
         3.18.    Transactions with Related Parties..............................................................  8
         3.19.    Private Offering...............................................................................  8
         3.20.    Brokerage......................................................................................  8
         3.21.    Illegal or Unauthorized Payments; Political Contributions......................................  9
         3.22.    Material Facts.................................................................................  9
         3.23.    Foreign Assets Control Regulations, etc........................................................  9
         3.24.    Registration Statement.........................................................................  9
SECTION 4.        REPRESENTATIONS AND WARRANTIES OF THE INVESTOR................................................  10
SECTION 5.        ADDITIONAL COVENANTS OF THE PARTIES...........................................................  10
         5.1.     Resale of Securities..........................................................................  10
         5.2.     Covenants Pending Closing.....................................................................  11
         5.3.     Further Assurance.............................................................................  11
SECTION 6.        INVESTOR'S CLOSING CONDITIONS.................................................................  11
         6.1.     Representations and Warranties................................................................  12
         6.2.     Compliance with Agreement.....................................................................  12
         6.3.     Officer's Certificate.........................................................................  12
         6.4.     Delivery of Shares and Warrants...............................................................  12
         6.5.     Injunction....................................................................................  12
         6.6.     Counsel's Opinions............................................................................  12
         6.7.     Consummation of Public Offering...............................................................  12


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
         6.8.     Purchase by Other Investors...................................................................  13
         6.9.     Registration Rights Agreement.................................................................  13
         6.10.    Process Agent.................................................................................  13
         6.11.    Proceedings...................................................................................  13
         6.12.    Rating........................................................................................  13
SECTION 7.        COMPANY CLOSING CONDITIONS....................................................................  14
         7.1.     Representations and Warranties................................................................  14
         7.2.     Compliance with Agreement.....................................................................  14
         7.3.     Injunction....................................................................................  14
         7.4.     Consummation of Public Offering and Other Sales...............................................  14
SECTION 8.        LIMITATION ON DISPOSITION.....................................................................  14
SECTION 9.        COVENANTS.....................................................................................  15
         9.1.     Financial and Business Information............................................................  15
         9.2.     Inspection....................................................................................  16
         9.3.     Keeping of Books..............................................................................  16
         9.4.     Lost, etc. Certificates; Exchange.............................................................  16
         9.5.     Review of Documents...........................................................................  17
         9.6.     Confidential Information......................................................................  17
         9.7.     Use of Proceeds...............................................................................  17
         9.8.     Ownership of Common Shares by ACA.............................................................  17
SECTION 10.       INTERPRETATION OF THIS AGREEMENT..............................................................  17
         10.1.    Terms Defined.................................................................................  17
         10.2.    Directly or Indirectly........................................................................  19
         10.3.    SECTION Headings..............................................................................  19
SECTION 11.       MISCELLANEOUS.................................................................................  19
         11.1.    Notices.......................................................................................  19
         11.2.    Expenses and Taxes............................................................................  20
         11.3.    Reproduction of Documents.....................................................................  20
         11.4.    Termination and Survival......................................................................  21
         11.5.    Successors and Assigns........................................................................  21
         11.6.    Entire Agreement; Amendment and Waiver........................................................  21
         11.7.    Severability..................................................................................  21
         11.8.    Governing Law; Submission to Jurisdiction.....................................................  21
         11.9.    Counterparts..................................................................................  22

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                                    Schedules

Schedule 2.1                  Investors
Schedule 3.1(a)(1)            Memorandum
Schedule 3.1(a)(2)            Bye-Laws
Schedule 3.1(b)               Contemplated Business
Schedule 3.3                  Capitalization
Schedule 3.7                  Financial Statements
Schedule 3.8                  Certain Developments
Schedule 3.10                 Litigation
Schedule 3.11                 Material Contracts
Schedule 3.12                 Undisclosed Liabilities
Schedule 3.13(a)              Work Permits
Schedule 3.13(b)              Employees
Schedule 3.15                 Employee Benefit Arrangements
Schedule 3.18                 Transactions with Related Parties
Schedule 6.6(a)               Opinion of Conyers Dill & Pearman
Schedule 6.6(b)               Opinion of Drinker Biddle & Reath LLP

                                    Exhibits

EXHIBIT A                     Class B Warrant
EXHIBIT B                     Registration Rights Agreement
EXHIBIT C                     Lock-up Provisions

                           GLOBAL MARKETS ACCESS LTD.

                          SECURITIES PURCHASE AGREEMENT

                          Dated as of February 26, 1999

To the Investor executing
     this Agreement on the
     signature page hereof

Ladies and Gentlemen:

         GLOBAL MARKETS ACCESS LTD., a Bermuda corporation (the "Company"), hereby agrees with you (the "Investor") as follows:

SECTION 1. AUTHORIZATION OF SECURITIES

         The Company has duly authorized the issuance, sale and delivery of its common shares, par value US$1.00 per share (the "Common Shares") and its Class B Warrants to purchase its Common Shares, the form of which is attached hereto as Exhibit A (the "Class B Warrants").

SECTION 2. PURCHASE AND SALE OF SECURITIES

         2.1. Issuance of Securities

         Subject to the terms and conditions set forth in this Agreement and in reliance upon the Company's and the Investor's representations set forth below, on the Closing Date (as defined below) the Company shall sell to the Investor, and the Investor shall purchase from the Company, the number of Common Shares (the "Shares") and Class B Warrants (the "Warrants"), and at the aggregate cash purchase price (the "Purchase Price"), set forth opposite its name on Schedule
2.1. Such sale and purchase shall be effected on the Closing Date by the Company executing and delivering to the Investor, duly registered in its name (or that of its nominee), a duly executed stock certificate and warrant certificate evidencing the Shares and the Warrants being purchased by it, against delivery by the Investor to the Company of the Purchase Price by wire transfer of immediately available funds to such account as the Company shall designate, not less than three Business Days prior to the Closing Date. The Company is entering into securities purchase agreements (the "Other Agreements") substantially in the form of this Agreement (including the Schedules and Exhibits hereto) with the other investors listed on Schedule 2.1 ("Other Investors" and, collectively with the Investor, the "Investors"). The Company's agreements with each of the Investors are separate agreements, and the sales to each of the Investors are separate sales.



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         2.2. Closing of Issuance

         The closing of such sale and purchase (the "Closing") shall take place at 10:00 A.M., New York City time, on the IPO Closing Date (as defined below) or such other date as the Investor and the Company agree in writing (the "Closing Date"), at the offices of Cleary Gottlieb Steen & Hamilton, One Liberty Place, New York, New York, or such other location as the Investor and the Company shall mutually select.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to the Investor that:

         3.1. Corporate Organization

         (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of Bermuda. True and complete copies of the Memorandum of Association, Bye-Laws and other constitutive documents as amended through the date hereof (collectively, the "Organizational Documents") have been attached as Schedule 3.1(a)(1) and Schedule 3.1(a)(2) respectively.

         (b) The Company has all requisite power and authority and has all necessary approvals, licenses, permits and authorization to own its properties and to carry on its business as presently contemplated to be conducted as described in Schedule 3.1(b). The Company has all requisite power and authority to execute and deliver the Transaction Documents (as defined below), to perform its obligations hereunder and thereunder and to consummate the Public Offering.

         (c) The Company has filed all necessary documents to qualify to do business as a foreign corporation in, and the Company is in good standing under the laws of, each jurisdiction in which the conduct of the Company's business as presently contemplated as described in Schedule 3.1(b) or the nature of the property owned by it or proposed to be owned requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business, properties, prospects, profits or condition (financial or otherwise) of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect").

         3.2. Subsidiaries

         Except for Global Markets Guaranty Ltd. (the "Operating Company") and GMG Marketing Ltd. (the "Marketing Company"), the Company has no subsidiaries and no interests or investments in any partnership, trust or other entity or organization. Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its properties and to conduct its business as presently contemplated as described in Schedule 3.1(b) and is duly registered, qualified and authorized to transact business and is in good standing in each jurisdiction in which the conduct of its business or the nature of its properties requires such registration, qualification or authorization, except where the failure to be so registered, qualified


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
and authorized would not have a Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary has been duly authorized and validly issued, is fully paid and non-assessable, and is owned of record and beneficially by the Company free and clear of any mortgage, pledge, lien, encumbrance, security interest, claim or equity.

         3.3. Capitalization

         (a) On the Closing Date (i) the authorized capital stock of the Company will consist of 100,000,000 Common Shares, par value US$1.00 per share, and 50,000,000 preferred shares, par value US$1.00 per share, and (ii) the issued and outstanding shares of capital stock of the Company will consist of Common Shares which will be issued to, and, to the best knowledge of the Company, held beneficially by the persons and in the amounts set forth in Schedule 3.3.

         (b) All the outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and non-assessable, and were issued in accordance with the registration or qualification requirements of the Securities Act (as defined below) and any other relevant securities laws or pursuant to valid exemptions therefrom. The Company has authorized (or as of the Closing Date will have authorized) the issuance, sale and delivery of the Shares and Warrants in accordance with this Agreement and, subject to the issuance of the Warrants, the Company has reserved (or as of the Closing Date will have reserved) for issuance Common Shares initially issuable upon conversion of the Warrants. Upon issuance, sale and delivery as contemplated by this Agreement, the Shares will be duly authorized, validly issued, fully paid and non-assessable shares of the Company, free of all preemptive or similar rights, and entitled to the rights described in the Organizational Documents. Upon their issuance in accordance with the terms of the Warrants, the Common Shares issuable upon exercise of the Warrants will be duly authorized, validly issued, fully paid and non-assessable Common Shares of the Company, free of all preemptive or similar rights.

         (c) Except for the rights which attach to the warrants, options and convertible securities which are listed on Schedule 3.3 hereto and to the Warrants referred to herein and in the Other Agreements, on the Closing Date there will be no Common Shares or any other equity security of the Company issuable upon conversion or exchange or exercise of any security of the Company nor will there be any rights, options or warrants outstanding or other agreement to acquire any Common Shares nor will the Company be contractually obligated to purchase, redeem or otherwise acquire any of its outstanding shares. No shareholder of the Company is entitled to any preemptive or similar rights to subscribe for shares of capital stock of the Company.

         3.4. Corporate Proceedings, etc.

         The Company has duly authorized the execution, delivery, and performance of the Transaction Documents and each of the transactions and agreements contemplated hereby and thereby. No other corporate action (including shareholder approval) is necessary to authorize such execution, delivery and performance of the Transaction Documents, and upon such execution and delivery each of the Transaction Documents shall constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and general principles of equity.

         3.5. Consents and Approvals

         The execution and delivery by the Company of the Transaction Documents, the performance by the Company of its obligations hereunder and thereunder, the consummation by the Company of the transactions contemplated hereby and thereby and the consummation of the Public Offering do not require the Company or any of its subsidiaries to obtain any consent, approval or action of, or make any filing with or give any notice to, any corporation, Person or firm or any public, governmental or judicial authority (except for filings in connection with the Public Offering, all of which shall have been duly made as of the Closing Date).

         3.6. Absence of Defaults, Conflicts, etc.

         The execution and delivery of the Transaction Documents do not, and the fulfillment of the terms hereof and thereof by the Company, and the issuance of the Shares and Warrants (and the issuance of Common Shares issuable upon exercise of the Warrants) will not, result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or permit the acceleration of rights under or termination of, any Material Contract (as defined in SECTION 3.11) or the Organizational Documents, or any order, rule or regulation of any court or federal, state or foreign regulatory board or body or administrative agency having jurisdiction over the Company or any of its subsidiaries or over their respective properties or businesses. No event has occurred and no condition exists which, upon notice or the passage of time (or both), would constitute a default under any such Material Contract or in any license, permit or authorization to which the Company or any subsidiary is a party or by which any of them may be bound.

         3.7. Financial Statements

         The audited financial statements of the Company as at and for the period ended December 31, 1998 set forth in Schedule 3.7 fairly present the financial position and results of operations of the Company as at the date thereof and for the period covered thereby. Such financial statements, including the schedules and notes thereto, were prepared in accordance with GAAP.

         3.8. Absence of Certain Developments

         Since the date of the balance sheet included in Schedule 3.7 (the "Balance Sheet"), except as described in Schedule 3.8, there has been no (i) material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries taken as a whole or in their assets, liabilities, properties, or business or prospects, (ii) declaration, setting aside or payment of any dividend or other distribution with respect to the capital stock of the Company, (iii) issuance of capital stock (other than pursuant to the exercise of options, warrants, or convertible securities outstanding on the date hereof or as contemplated by this Agreement and the Other Agreements) or options, warrants or rights to acquire capital stock (other than the rights granted to the

Investors hereunder and under the Company's Stock Option Plan and the Other Agreements), (iv) material loss, destruction or damage to any property of the Company or any subsidiary, whether or not insured, (v) acceleration or prepayment of any indebtedness for borrowed money or the refunding of any such indebtedness, (vi) labor trouble involving the Company or any subsidiary or any material change in their personnel or the terms and conditions of employment,
(vii) waiver of any valuable right, (viii) loan or extension of credit to any officer or employee of the Company or any subsidiary or (ix) acquisition or disposition of any material assets (or any contract or arrangement therefor), or any other material transaction by the Company or any subsidiary otherwise than for fair value in the ordinary course of business.

         3.9. Compliance with Law

         (a) Neither the Company nor any of its subsidiaries is in material violation of any laws, ordinances, governmental rules or regulations to which it is subject, including without limitation laws or regulations relating to the environment or to occupational health and safety, and no material expenditures are or will be required in order to cause its currently contemplated operations or properties to comply with any such law, ordinances, governmental rules or regulations.

         (b) The Company and its subsidiaries have all licenses, permits (other than certain employee work permits), franchises or other governmental authorizations necessary to the ownership of their property or to the conduct of their respective businesses as presently contemplated as described in Schedule 3.1(b) (including, without limitation, such licenses and permissions in Bermuda which are necessary to carry on the business of a financial guaranty insurer and reinsurer), all to the extent necessary to avoid a Material Adverse Effect. Neither the Company nor any subsidiary has finally been denied any application for any such licenses, permits, franchises or other governmental authorizations necessary to its business.

         3.10. Litigation

         Except as set forth in Schedule 3.10, there is no legal action, suit, arbitration or other legal, administrative or other governmental investigation, inquiry or proceeding (whether federal, state, local or foreign) pending or, to the best of the Company's knowledge, threatened against or affecting the Company or any subsidiary or any of their respective properties, assets or presently contemplated businesses. Neither the Company nor any subsidiary is subject to any order, writ, judgment, injunction, decree, determination or award of any court or of any governmental agency or instrumentality (whether federal, state, local or foreign).

         3.11. Material Contracts

         Schedule 3.11 sets forth a true and complete list of each material contract, agreement, instrument, commitment and other arrangement to which the Company or any subsidiary is a party or otherwise relating to or affecting any of their respective assets, including without limitation: employment, severance or consulting agreements; loan, credit or security agreements; joint venture agreements and distribution agreements (each, a "Material Contract"). Each Material Contract is valid, binding and enforceable against the Company or such subsidiary and, to the Company's best knowledge, the other parties thereto, in accordance with its terms, and in full force and effect on the date hereof.

         3.12. Absence of Undisclosed Liabilities

         Except as disclosed in Schedule 3.12, neither the Company nor any of its subsidiaries has any debt, obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due, whether or not known to the Company) arising out of any transaction entered into at or prior to the Closing, or any act or omission at or prior to the Closing, or any state of facts existing at or prior to the Closing, including taxes with respect to or based upon the transactions or events occurring at or prior to the Closing, and including, without limitation, unfunded past service liabilities under any pension, profit sharing or similar plan, except current liabilities incurred and obligations under agreements entered into, in the usual and ordinary course of business, none of which (individually or in the aggregate) would have a Material Adverse Effect.

         3.13. Employees

         (a) Except as set forth Schedule 3.13(a), the Company and its subsidiaries are in compliance in all material respects with all laws regarding employment, wages, hours, equal opportunity, collective bargaining and payment of social security and other taxes (except that certain employees may be required to obtain work permits under Bermuda law).

         (b) Except as set forth on Schedule 3.13(b), the employment of all Persons and officers employed by the Company or any of its subsidiaries is terminable at will without any penalty or severance obligation of any kind on the part of the employer. All sums due for employee compensation and benefits and all vacation time owing to any employees of the Company or any of its subsidiaries have been duly and adequately accrued on the accounting records of the Company and its subsidiaries.

         (c) To the best knowledge of the Company none of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted.

         (d) To the best knowledge of the Company no officer or key employee, nor any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing (other than temporary employees who are also employees of Inter-Atlantic Capital Partners, Inc. or Conyers Dill & Pearman).

         3.14. Tax Matters

         There are no taxes due and payable by the Company or any of its subsidiaries which have not been paid. The provisions for taxes on the audited balance sheet described in Section 3.7 has been established in accordance with GAAP. The Company and its subsidiaries have duly filed all tax returns required to have been filed by it. Neither the Company nor any of its subsidiaries has been subject to a tax audit of any kind.

         3.15. Employee Benefit Plans

         The Company and its subsidiaries have no employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974) covering former or current employees of the Company or any of its subsidiaries, or under which the Company or any of its subsidiaries has any obligation or liability. Schedule 3.15 lists all material plans, contracts, bonuses, commissions, profit-sharing, savings, stock options, insurance, deferred compensation, or other similar fringe or employee benefits covering former or current employees of the Company or any of its subsidiaries or under which the Company or any of its subsidiaries has any obligation or liability (each, a "Benefit Arrangement"). True and complete copies of all Benefit Arrangements have been provided or made available to the Investor prior to the date hereof. The Benefit Arrangements are and have been administered in substantial compliance with their terms and with the requirements of applicable law.

         3.16. Patents, Licenses, etc.

         The Company or one of its subsidiaries owns, free and clear of all encumbrances, restrictions, liens, security interests and charges, and has good and marketable title to, or holds adequate licenses or otherwise possesses all such rights as are necessary to use all patents (and applications therefor), patent disclosures, trademarks, service marks, trade names, copyrights (and applications therefor), inventions, discoveries, processes, know-how, scientific, technical, engineering and marketing data, computer software, formulae and techniques used or proposed to be used, in or necessary for the conduct of its business as now conducted or as proposed to be conducted (collectively, "Intellectual Property").

         Neither the Company nor any of its subsidiaries has received notice nor otherwise has reason to know of any conflict or alleged conflict with the rights of others pertaining to the Intellectual Property described in this Section
3.16. The Company's business, as presently conducted and as proposed to be conducted, does not infringe upon or violate any patent rights or trade secrets of others. The Company and its subsidiaries have the unrestricted right to use, free and clear of any rights or claims of others, all trade secrets, processes, customer lists and other rights incident to their respective businesses as now conducted or as proposed to be conducted.

         Neither the Company nor any of its subsidiaries is currently obligated or under any existing liability to make royalty or other payments to any owner of, licensor of, or other claimant to, any patent, trademark, service names, trade names, copyrights, or other intangible asset, with respect to the use thereof or in connection with the conduct of its business as now conducted or as proposed to be conducted, or otherwise. To the Company's best knowledge, no employee of the Company or any of its subsidiaries has violated any employment agreement or proprietary information agreement which he had with a previous employer or any patent policy of such employer, or is a party to or threatened by any litigation concerning any patents, trademarks, trade secrets, service names, trade names, copyrights, licenses and the like.

         3.17. Insurance

         The Company maintains (or as of the Closing Date will maintain) directors and officers insurance (in customary form) in amounts in the aggregate for all directors and officers of not less than $10,000,000.

         3.18. Transactions with Related Parties

         Except as disclosed on Schedule 3.18, neither the Company nor any subsidiary is a party to any agreement with any of the Company's directors, officers or shareholders (other than shareholders which become such as a result of the Public Offering and other than the Investors) or any Affiliate (as defined below) or family member of any of the foregoing under which it: (i) leases any real or personal property (either to or from such Person), (ii) licenses technology (either to or from such Person), (iii) is obligated to purchase any tangible or intangible asset from or sell such asset to such Person, (iv) purchases products or services from such Person or (v) has borrowed money from or loaned money to such Person. Except as set forth in Schedule 3.18, neither the Company nor any subsidiary employs as an employee or engages as a consultant any family member of any of the Company's directors, officers or shareholders. To the best knowledge of the Company, there exist no agreements among shareholders of the Company to act in concert with respect to their voting or holding of Company securities.

         3.19. Private Offering

         Neither the Company nor anyone acting on its behalf, directly or indirectly, has sold or has offered any of the Shares or Warrants (or any similar security) for sale to, or solicited offers to buy from, or otherwise approached or negotiated with respect thereto with, any prospective purchaser, other than the Investors and not more than 10 other institutional investors, each of which was offered such securities for purposes of investment. Neither the Company nor anyone acting on its behalf has offered or shall offer the Shares or Warrants (or any similar security) for issue or sale to, or solicit any offer to acquire any of the same from, anyone by means of any general solicitation or advertising or otherwise, so as to bring the issuance and sale of such Shares or Warrants or Common Shares issuable upon exercise of the Warrants, or any part thereof, within the provisions of Section 5 of the Securities Act or in violation of the provisions of any securities or Blue Sky law of any applicable jurisdiction. Based in part upon the representations of the Investors set forth in Section 4 hereof and of the Other Agreements, the offer, issuance and sale of the Shares and the Warrants and the issuance of the Common Shares issuable upon exercise of the Warrants are and will be exempt from the registration and prospectus delivery requirements of the Securities Act, and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all other applicable securities laws.

         3.20. Brokerage

         There are no claims for brokerage commissions or finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement made by or on behalf of the Company and the Company agrees to indemnify and hold the Investor harmless against any costs (including, without limitation, reasonable attorneys fees and disbursements for the defense of any such claims) or damages incurred as a result of any such claim.

         3.21. Illegal or Unauthorized Payments; Political Contributions

         Neither the Company or any of its subsidiaries nor, to the best of the Company's knowledge (after reasonable inquiry of its officers and directors), any of the officers, directors, employees, agents or other representatives of the Company or any of its subsidiaries or any other business entity or enterprise with which the Company or any subsidiary is or has been affiliated or associated, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable law, (a) as a kickback or bribe to any Person or (b) to any political organization, or the holder of or any aspirant to any elective or appointive public office except for personal political contributions not involving the direct or indirect use of funds of the Company or any of its subsidiaries.

         3.22. Material Facts

         This Agreement, the schedules hereto and the other agreements, documents, certificates or written statements furnished or to be furnished to the Investor through the Closing Date by or on behalf of the Company in connection with the transactions contemplated hereby taken as a whole, do not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein or herein, in light of the circumstances in which they were made, not misleading. There is no fact which is known to the Company and which has not been disclosed herein or otherwise by the Company to the Investor which may materially adversely affect the business, properties, assets or condition, financial or otherwise, or prospects of the Company and its subsidiaries taken as a whole.

         3.23. Foreign Assets Control Regulations, etc.

         Neither the sale of the Shares and Warrants by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

         3.24. Registration Statement

         The Registration Statement (Registration No. 333-62785) on Form S-1 of the Company (as amended through Amendment No. 3 thereof, the "Registration Statement") does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that with respect to forward-looking statements contained in the Registration Statement the Company represents only that such forward-looking statements were prepared in good faith and that the Company reasonably believes there is a reasonable basis for such forward-looking statements (subject to the risk factors disclosed in the Registration Statement relating to such forward-looking statements), and since the date of the Registration Statement there has been no change, or development involving a prospective change, that to the knowledge of the Company would render unreasonable the assumptions on which the forward-looking statements set forth in the Registration Statement are based.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

         The Investor represents and warrants to the Company as follows:

         (a) It is acquiring the Shares and Warrants (and will acquire the Common Shares issuable upon conversion of the Warrants) for its own account for investment and not with a view towards the distribution thereof, nor with any present intention of distributing the Shares or Warrants (or the Common Shares acquired upon exercise of the Warrants), but subject, nevertheless, to any requirement of law that the disposition of the Investor's property shall at all times be within the Investor's control, and without prejudice to the Investor's right at all times to sell or otherwise dispose of all or any part of such securities under a registration under the Securities Act or under an exemption from said registration available under the Securities Act to the extent permitted by the Transaction Documents.

         (b) It is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act, or an "accredited investor" within the meaning of Rule 501(a) under the Securities Act with total assets of at least $30 million and has not been organized for the specific purpose of acquiring the Shares and the Warrants.

         (c) It has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Company as contemplated by this Agreement, and is able to bear the economic risk of such investment for an indefinite period of time. It has been furnished access to such information and documents as it has requested and has been afforded an opportunity to ask questions of and receive answers from representatives of the Company concerning the terms and conditions of this Agreement and the purchase of the Shares and Warrants contemplated hereby.

         (d) It has all requisite power and authority to execute this Agreement and the Registration Rights Agreement, to perform its obligations hereunder and thereunder and to acquire and hold the Shares and Warrants.

SECTION 5. ADDITIONAL COVENANTS OF THE PARTIES

         5.1. Resale of Securities

         (a) The Investor covenants that it will not sell or otherwise transfer (and the Company shall not be required to register the transfer of) any Shares or Warrants (or any Common Shares acquired upon exercise of the Warrants) except pursuant to an effective registration under the Securities Act or in a transfer effected under the provisions of Rule 144 under the Securities Act or in a transaction which, in the opinion of counsel (which may be in-house counsel to the Investor), qualifies as an exempt transaction under the Securities Act and the rules and regulations promulgated thereunder and any applicable state securities laws and in a manner consistent with the Investor's representations and warranties set forth in Section 4 and subject to the provisions of the Transaction Documents.

         (b) The certificates evidencing the Shares and Warrants and Common Shares issuable upon exercise of the Warrants will bear the following legend reflecting the foregoing restrictions on the transfer of such securities:

              "The securities evidenced hereby have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be transferred except pursuant to an effective registration under the Act or in a transaction which, in the opinion of counsel, qualifies as an exempt transaction under the Act and the rules and regulations promulgated thereunder. The transfer of such securities is also subject to certain limitations on transfer as set forth in certain agreements between Global Markets Access Ltd. (the "Company") and certain institutional investors in the Company, copies of which are available upon request of the Company."

         5.2. Covenants Pending Closing

         Pending the Closing the Company will not, without the Investor's prior written consent, take any action which would result in any of the representations or warranties contained in this Agreement not being true in all material respects at and as of the time immediately after such action, or in any of the covenants contained in this Agreement becoming incapable of performance in all material respects. The Company will promptly advise the Investor in writing of any action or event of which it becomes aware which has the effect of making incorrect any of such representations or warranties in any material respect or which has the effect of rendering any of such covenants incapable of performance.

         5.3. Further Assurance

         Each of the parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Each such party shall use its reasonable efforts to fulfill or obtain the fulfillment of the conditions to the Closing as promptly as practicable.

SECTION 6. INVESTOR'S CLOSING CONDITIONS

         The obligation of the Investor to purchase and pay for the Shares and Warrants on the Closing Date, as provided in Section 2 hereof, shall be subject to the performance by the Company of its agreements theretofore to be performed hereunder and to the satisfaction, prior thereto or concurrently therewith, of the following further conditions:

         6.1. Representations and Warranties

         The representations and warranties of the Company contained in this Agreement shall be true in all material respects on and as of the Closing Date as though such warranties and representations were made at and as of such date, except as otherwise affected by the transactions contemplated hereby.

         6.2. Compliance with Agreement

         The Company shall have performed and complied in all material respects with all agreements, covenants and conditions contained in this Agreement which are required to be performed or complied with by the Company prior to or on the Closing Date.

         6.3. Officer's Certificate

         The Investor shall have received a certificate, dated the Closing Date, signed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, certifying that the conditions specified in the foregoing Sections
6.1 and 6.2 hereof have been fulfilled.

         6.4. Delivery of Shares and Warrants

         The Company shall have delivered to the Investor the certificates evidencing the Shares and Warrants being purchased by it hereunder as provided in Section 2.1.

         6.5. Injunction

         There shall be no injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as herein provided.

         6.6. Counsel's Opinions

         The Investor shall have received (x) from the Company's counsel delivering opinions to the Underwriters in connection with the Public Offering on the IPO Closing Date, copies of such opinions together with letters from such counsel allowing the Investor to rely thereon, (y) opinions, dated the Closing Date, from counsel for the Company substantially to the effect set forth in
Schedule 6.6(a) and Schedule 6.6(b), and (z) opinions, dated the Closing Date, from counsel to the Company to the effect of Exhibits 8.1 and 8.2 to the Registration Statement in form and substance reasonably satisfactory to the Investor.

         6.7. Consummation of Public Offering

The closing conditions contained in the underwriting agreement between the Company and the Underwriters with respect to the Public Offering (the "Underwriting Agreement"), other than the condition that the sales have been made to the Investor and the Other Investors, shall have been satisfied or waived, and the Investor shall have received a certificate (the "Underwriters

Certificate") from the Underwriters stating that, subject to the closing of the sales to the Investor and the Other Investors, the Underwriters will close the Public Offering and that the Company shall receive not less than $300 million in gross proceeds (before underwriting discounts and commissions which shall not in any event exceed 6%) from the Public Offering when it is consummated (the "Public Offering Proceeds"). The Public Offering Proceeds shall exceed Other Sale Proceeds by the ratio of at least 2.5 to 1.0. "Other Sale Proceeds" means the net proceeds to the Company from the sale of the Shares and Warrants hereunder and under the Other Agreements and all other sales of Common Shares (except to the underwriters in the Public Offering) and securities convertible into, or exchangeable or exercisable for, Common Shares (collectively, the "Other Sales"). The initial public offering of the Common Shares sold in the Public Offering shall not be less than $15.00 per Common Share. Except as disclosed in the Registration Statement as amended by Amendment No. 3, the Company agrees that on and prior to the Closing Date it will not make or agree to make Other Sales on terms more favorable to the purchasers involved in such Other Sales than the terms of the Agreement relating to the Shares and Warrants unless such more favorable terms are also extended to the Investor.

         6.8. Purchase by Other Investors

         Each of the Other Investors shall have purchased the Shares and Warrants to be purchased by it under the Other Agreements and the Company shall have received payment of the Purchase Price under such Other Agreements.

         6.9. Registration Rights Agreement

         The Company shall have executed and delivered to the Investor the Registration Rights Agreement, the form of which is attached as Exhibit B hereto (the "Registration Rights Agreement").

         6.10. Process Agent

         The Investor shall have received a copy of the acceptance by CT Corporation System of its appointment under the provisions of Section 11.8(d).

         6.11. Proceedings

         The Investor shall have received copies of all documents or other evidence which it and its counsel may reasonably request in connection with the transactions contemplated hereby and of all records of corporate proceedings in connection therewith.

         6.12. Rating

         The Operating Company shall have satisfied all conditions to the assignment by Standard & Poor's Ratings Service of a preliminary financial strength rating of "A" and a preliminary claims-paying rating of "A+" by each of Duff & Phelps Credit Rating Co. and Fitch IBCA, Inc., subject to the Company raising gross proceeds of at least $350 million in the Public Offering and the Direct Sales (as defined in the Registration Statement) and to the initial capitalization of the Operating Company exceeding $320 million.

SECTION 7. COMPANY CLOSING CONDITIONS

         The obligation of the Company to issue and deliver the Shares and Warrants on the Closing Date, as provided in Section 2 hereof, shall be subject to the performance by the Investor of its agreements theretofore to be performed hereunder and to the satisfaction, prior thereto or concurrently therewith, of the following further conditions:

         7.1. Representations and Warranties

         The representations and warranties of the Investor contained in this Agreement shall be true on and as of the Closing Date as though such warranties and representations were made at and as of such date, except as otherwise affected by the transactions contemplated hereby.

         7.2. Compliance with Agreement

         The Investor shall have performed and complied with all agreements, covenants and conditions contained in this Agreement which are required to be performed or complied with by it prior to or on the Closing Date.

         7.3. Injunction

         There shall be no injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as herein provided.

         7.4. Consummation of Public Offering and Other Sales

         The closing conditions contained in the Underwriting Agreement, other than the condition that sales have been made to the Investor and Other Investors, shall have been satisfied or waived, and the Company shall have received the Underwriters Certificate.

SECTION 8. LIMITATION ON DISPOSITION

         The Investor will not, without the consent of the Company, sell, transfer or otherwise dispose of the Shares or Warrants for a period of nine months after the Closing Date except (i) to one or more of its Affiliates, or
(ii) to any institutional investor purchasing all of the Shares and Warrants then held by the Investor (or if not all such Shares and Warrants, Shares and/or Warrants representing at least 500,000 Common Shares (assuming exercise of the Warrants)); provided that any such transferee shall agree to be bound by the provisions of this Section 8. The Investor will agree to execute a "lock-up" agreement with the Underwriters in connection with the Public Offering in customary form and as more particularly described in Exhibit C hereto.

SECTION 9. COVENANTS

         9.1. Financial and Business Information

         From and after the date hereof, the Company shall deliver to each of the Investors so long as such Investor owns beneficially (within the meaning of Rule 13d-3 under the Exchange Act) any Shares or Warrants or Common Shares issuable upon exercise of the Warrants:

         (a) Quarterly Statements - as soon as practicable, and in any event within 48 days after the close of each of the first three fiscal quarters of each fiscal year of the Company in the case of quarterly statements, a consolidated balance sheet, statement of income and statement of cash flows of the Company and any subsidiaries as at the close of such quarter and covering operations for such quarter, and the portion of the Company's fiscal year ending on the last day of such quarter, all in reasonable detail and prepared in accordance with GAAP, subject to audit and year-end adjustments, setting forth in each case in comparative form the figures for the comparable period of the previous fiscal year.

         (b) Annual Statements - as soon as practicable after the end of each fiscal year of the Company, and in any event within 93 days thereafter, duplicate copies of:

         (1) consolidated balance sheet of the Company and any subsidiaries at the end of such year; and

         (2) consolidated statements of income, stockholders' equity and cash flows of the Company and any subsidiaries for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by an opinion thereon of independent certified public accountants of recognized national standing selected by the Company, which opinion shall state that such financial statements fairly present the financial position of the Company and any subsidiaries on a consolidated basis and have been prepared in accordance with GAAP (except for changes in application in which such accountants concur) and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as -were considered necessary in the circumstances.

         (c) Audit Reports - promptly upon receipt thereof, one copy of each other financial report and internal control letter submitted to the Company or any subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company or any subsidiary.

         (d) Other Reports - promptly upon their becoming available, one copy of each financial statement, report, notice or proxy statement sent by the Company to shareholders generally, of each financial statement, report, notice or proxy statement filed by the Company or any of its subsidiaries with the SEC or any successor agency, if applicable, of each regular or periodic report and any registration statement, prospectus or written communication (other than transmittal letters) in respect thereof filed by the Company or any subsidiary with, or received by such Person in connection therewith from, any domestic or foreign securities exchange, the SEC or any successor agency or any foreign regulatory authority performing functions similar to the SEC, of any press release issued by the Company or any subsidiary, and of any material of any nature whatsoever prepared by the SEC or any successor agency thereto or any state blue sky or securities law commission which relates to or affects in any way the Company or any subsidiary.

         (e) Requested Information - with reasonable promptness, the Company shall furnish each of the Investors with such other data and information as from time to time may be reasonably requested.

         9.2. Inspection

         As long as an Investor owns beneficially (within the meaning of Rule 13d-3 under the Exchange Act) at least two percent (2%) of the outstanding Common Shares, the Company shall permit such Investor, its nominee, assignee, and its representative during normal business hours and upon reasonable advance notice to visit and inspect any of the properties of the Company and its subsidiaries, to examine all its books of account, records, reports and other papers not contractually required of the Company to be confidential or secret, to make copies and extracts therefrom, and to discuss its affairs, finances and accounts with its officers, directors, key employees and independent public accountants or any of them (and by this provision the Company authorizes said accountants to discuss with such Investor, its nominees, assignees and representatives the finances and affairs of the Company and any subsidiaries), all at such reasonable times and as often as may be reasonably requested.

         9.3. Keeping of Books

         The Company will keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and its subsidiaries in accordance with GAAP.

         9.4. Lost, etc. Certificates; Exchange

         Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any certificate evidencing any Shares or Warrants (or Common Shares issuable upon exercise of the Warrants) owned by the Investor, and (in the case of loss, theft or destruction) of an unsecured indemnity satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such certificate, if mutilated, the Company will make and deliver in lieu of such certificate a new certificate of like tenor and for the number of shares evidenced by such certificate which remain outstanding. Such Investor's agreement of indemnity shall constitute indemnity satisfactory to the Company for purposes of this Section 9.4. Upon surrender of any certificate representing any Shares (or Common Shares issuable upon exercise of the Warrants) for exchange at the office of the Company, the Company at its expense will cause to be issued in exchange therefor new certificates in such denomination or denominations as may be requested for the same aggregate number of Shares, Warrants or Common Shares, as the case may be, represented by the certificate so surrendered and registered as such holder may request. The Company will also pay the cost of all deliveries of certificates for such securities to the office of such Investor (including the cost of insurance against loss or theft in an amount satisfactory to the holders) upon any exchange provided for in this Section 9.4.

         9.5. Review of Documents

         The Investor shall have the right to review and approve all statements or disclosures (in the Registration Statement or in press releases or elsewhere) made by the Company in relation to the Investor's investment in and relationship to the Company.

         9.6. Confidential Information

         The Investor acknowledges that certain of the information it may receive or obtain as a consequence of its exercise of its rights under Sections
9.1 and 9.2 may be non-public and may obligate it not to trade in securities of the Company which it may hold so long as such information is not publicly disclosed by the Company. Such information will be utilized by the Investor to analyze its investment in the Company, and for so long as such information is not publicly known (other than as a result of disclosure by the Investor or its Affiliates) the Investor shall keep such information confidential and will not disclose or distribute such information except as required by law without the Company's consent (other than to the Investor's Affiliates, representatives and advisers who agree to be bound by this Section 9.6).

         9.7. Use of Proceeds

         The Company shall contribute to the capital and surplus of the Operating Company, to support its financial guaranty business, substantially all of the proceeds of the Public Offering, the sale of Shares hereunder and under the Other Agreements (net of fees and expenses), which shall be at least $320 million.

         9.8. Ownership of Common Shares by ACA

         The Company represents and warrants that American Capital Access Holdings, L.L.C. has agreed that neither it nor any of its Affiliates (excluding its directors, officers, members or shareholders) shall purchase or own any Common Shares of the Company during such time as it is a party to any reinsurance treaty, contract or agreement with the Company. The Company shall not waive or modify this agreement without the prior written consent of the Investor.

SECTION 10. INTERPRETATION OF THIS AGREEMENT

         10.1. Terms Defined

         As used in this Agreement, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

         Affiliate: means, with respect to any Person or entity, any other Person or entity, directly or indirectly, controlling, controlled by or under common control with such Person or entity.

         Business Day: shall mean a day other than a Saturday, Sunday or other day on which banks in New York, New York and Hamilton, Bermuda are not required or authorized by law to close.

         Closing: shall have the meaning set forth in Section 2.2.

         Closing Date: shall have the meaning set forth in Section 2.2.

         Common Shares: shall have the meaning set forth in Section 1.

         Exchange Act: shall mean the Securities Exchange Act of 1934, as amended.

         GAAP: at any time shall mean United States generally accepted accounting principles at the time in effect.

         Intellectual Property: shall have the meaning set forth in Section
3.16.

         Investor: shall mean the Person executing this Agreement on the signature page hereof and its successors and assigns as the holder of Shares, Warrants or Common Shares issuable upon exercise of the Warrants.

         IPO Closing Date: shall mean the date of the consummation of the Public Offering.

         Material Adverse Effect: shall have the meaning set forth in Section 3.1(c).

         Material Contract: shall have the meaning set forth in Section 3.11.

         Other Agreements: shall have the meaning set forth in Section 2.1.

         Organizational Documents: shall have the meaning set forth in Section 3.1(a).

         Person: shall mean an individual, partnership, joint-stock company, corporation, limited liability company, trust or unincorporated organization, and a government or agency or political subdivision thereof.

         Public Offering: shall mean the sale by the Company of its Common Shares to the Underwriters as contemplated by the Registration Statement.

         Registration Rights Agreement: shall have the meaning set forth in
Section 6.9.

         Registration Statement: shall mean the Registration Statement filed by the Company with the SEC on Form S-1 (No. 333-62785) on September 2, 1998, as amended, in the form it becomes effective under the Securities Act.

         SEC: shall mean the Securities and Exchange Commission.

         Securities Act: shall mean the Securities Act of 1933, as amended.

         Shares: shall have the meaning set forth in Section 2.1.

         Subsidiary: shall mean a corporation of which a Person owns, directly or indirectly, more than 50% of the Voting Stock.

         Transaction Documents: shall mean this Agreement, the Other Agreements, the Warrants and the Registration Rights Agreement.

         Underwriters: shall mean the underwriters named in the Registration Statement.

         Voting Stock: shall mean securities of any class or classes of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

         Warrants: shall have the meaning set forth in Section 2.1.

         10.2. Directly or Indirectly

         Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

         10.3. Section Headings

         The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

SECTION 11. MISCELLANEOUS

         11.1. Notices

         (a) All communications under this Agreement shall be in writing and shall be delivered by hand or facsimile or mailed by overnight courier or by registered mail or certified mail, postage prepaid:

         (1) if to the Investor, at: the address or facsimile number specified in Schedule 2.1, or at such other address or facsimile number as the Investor may have furnished the Company in writing, or

         (2) if to the Company, at: Global Markets Access Ltd., Cumberland House, 1 Victoria Street, Hamilton, HM AX, Bermuda, marked for the attention of the Chief Executive

         Officer, or at such other address or facsimile number as it may have furnished the Investor in writing.

         (b) Any notice so addressed shall be deemed to be given: if delivered by hand or facsimile, on the date of such delivery; if mailed by courier, on the first Business Day following the date of such mailing; and if mailed by registered or certified mail, on the third Business Day after the date of such mailing.

         11.2. Expenses and Taxes

         (a) Whether or not the issue and sale of the Shares and Warrants contemplated hereby are consummated, the Company will pay all costs and expenses (including attorneys' fees and disbursements of counsel) incurred by the Investor in connection with such issue and sale and all costs and expenses (including attorneys' fees and disbursements of counsel) incurred by the Investor in connection with any amendments, waivers or consents under or in respect of the Transaction Documents (whether or not such amendment, waiver or consent becomes effective). In addition, the Company will pay the Investor the costs and expenses (including attorneys' fees and disbursements) incurred by it in enforcing or defending (or determining whether or how to enforce or defend) any rights under the Transaction Documents or in responding to any subpoena or other legal process or informal investigative demand (which investigative demand shall have been issued by a governmental agency or official) issued in connection with the Transaction Documents or the Investor's investment in the Company.

         (b) The Company will pay, and save and hold the Investor harmless from, any and all claims arising out of or relating to the transactions contemplated by the Transaction Documents or the performance thereof and all liabilities (including interest and penalties) with respect to, or resulting from any delay or failure in paying, stamp and other taxes (other than income taxes), if any, which may be payable or determined to be payable on the execution and delivery or acquisition of the Shares or Warrants or the Common Shares issuable upon exercise of the Warrants.

         11.3. Reproduction of Documents

         This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by the Investors on the Closing Date (except for certificates evidencing the Shares themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to the Investors, may be reproduced by the Investors by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process and the Investor may destroy any original document so reproduced. All parties hereto agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by an Investor in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

         11.4. Termination and Survival

         Unless the Closing has occurred prior thereto, this Agreement and, except as herein provided, all the rights of the parties hereto, shall terminate April 30, 1999 (unless such date is extended by mutual written consent). Notwithstanding the foregoing, Section 11.2 hereof shall survive the termination of this Agreement. All warranties, representations, and covenants made by the Investor and the Company herein or in any certificate or other instrument delivered by the Investor or the Company under this Agreement shall be considered to have been relied upon by the Company or the Investor, as the case may be, regardless of any investigation made by the Investor and shall survive all deliveries to the Investor of the Shares, or payment to the Company for such Shares and Warrants, regardless of any investigation made by the Company or the Investor, as the case may be, or on the Company's or the Investor's behalf. All statements in any such certificate or other instrument shall constitute warranties and representation by the Company hereunder. The Investor shall not be required to purchase Shares or Warrants from any Person other than the Company.

         11.5. Successors and Assigns

         This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties.

         11.6. Entire Agreement; Amendment and Waiver

         This Agreement and its Schedules and the agreements attached as Exhibits hereto constitute the entire understandings of the parties hereto and supersede all prior agreements or understandings with respect to the subject matter hereof among such parties. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of the Company and the Investor.

         11.7. Severability

         In the event that any part or parts of this Agreement shall be held illegal or unenforceable by any court or administrative body of competent jurisdiction, such determination shall not affect the remaining provisions of this Agreement which shall remain in full force and effect.

         11.8. Governing Law; Submission to Jurisdiction

         (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

         (b) Each of the Company and the Investor (each a "Party") irrevocably submits to the non-exclusive in personam jurisdiction of any New York State or United States federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to the Transaction Documents. To the full extent it may effectively do so under applicable law, each Party irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the in personam jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit action or proceeding brought in any such court has been brought in an inconvenient forum.

     (c) Each Party agrees, to the full extent it may effectively do so under applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in paragraph (b) of this Section 11.8 brought in any such court shall be conclusive and binding upon such Party, subject to rights of appeal and may be enforced in the courts of the United States or the State of New York (or any other courts to the jurisdiction of which such Party is or may be subject) by a suit upon such judgment.

     (d) Each Party consents to process being served in any suit, action or proceeding of the nature referred to in paragraph (b) of this Section 11.8 by mailing a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the address of such Party specified in Section 11.1 or at such other address of which the other Party shall then have been notified pursuant to said Section. Without limiting the foregoing, the Company hereby appoints, in the case of any such suit, action or proceeding brought in the courts of or in the State of New York, CT Corporation, 1633 Broadway, New York, NY 10019, to receive, for it and on its behalf, service of process in the State of New York with respect thereto. Each Party agrees that such service upon receipt by it or its agent, as the case may be, (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the full extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to such Party. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or the Bermuda Post or any reputable commercial delivery service.

     (e) Nothing in this Section 11.8 shall affect the right of any Party to serve process in any manner permitted by law, or limit any right that such Party may have to bring proceedings against the other Party in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

     (f) Each Party waives trial by jury in any action brought on or with respect to the Transaction Documents or any other document executed in connection therewith.

11.9.    Counterparts

         This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

If you are in agreement with the foregoing please so indicate by executing the acceptance set forth below and return a copy of this Agreement to the Company, whereupon this Agreement shall be a binding agreement between us.


                                  GLOBAL MARKETS ACCESS LTD.



                                  By:/s/ Donald J. Matthews
                                     --------------------------------
                                  Name: Donald J. Matthews
                                  Title: Chief Executive Officer

The foregoing Agreement is hereby accepted:

HIGH RIDGE CAPITAL PARTNERS
LIMITED PARTNERSHIP



By:/s/ Steven J. Tynan
   --------------------------
Name:Steven J. Tynan
Title:Principal

If you are in agreement with the foregoing please so indicate by executing the acceptance set forth below and return a copy of this Agreement to the Company, whereupon this Agreement shall be a binding agreement between us.


                                  GLOBAL MARKETS ACCESS LTD.



                                  By:/s/ Donald J. Matthews
                                     -------------------------------
                                  Name: Donald J. Matthews
                                  Title: Chief Executive Officer

The foregoing Agreement is hereby accepted:

THE PMI GROUP, INC.


By:/s/ Claude J. Seaman
   -------------------------
Name:Claude J. Seaman
Title:Group EVP

If you are in agreement with the foregoing please so indicate by executing the acceptance set forth below and return a copy of this Agreement to the Company, whereupon this Agreement shall be a binding agreement between us.

                                  GLOBAL MARKETS ACCESS LTD.



                                  By:/s/ Donald J. Matthews
                                     ----------------------------------
                                  Name: Donald J. Matthews
                                  Title: Chief Executive Officer

The foregoing Agreement is hereby accepted:

ROLACO GROUP SERVICES, S.A.


By:/s/ Paul Jeanbart
   ----------------------------
Name:Paul Jeanbart
Title:Managing Director

If you are in agreement with the foregoing please so indicate by executing the acceptance set forth below and return a copy of this Agreement to the Company, whereupon this Agreement shall be a binding agreement between us.


                                  GLOBAL MARKETS ACCESS LTD.



                                  By:/s/ Donald J. Matthews
                                     ------------------------------
                                  Name: Donald J. Matthews
                                  Title: Chief Executive Officer

The foregoing Agreement is hereby accepted:

THIRD AVENUE TRUST
on behalf of Third Avenue Value Fund


By:/s/ David Barse
   ----------------------------
Name:David Barse
Title:President

If you are in agreement with the foregoing please so indicate by executing the acceptance set forth below and return a copy of this Agreement to the Company, whereupon this Agreement shall be a binding agreement between us.


                                  GLOBAL MARKETS ACCESS LTD.



                                  By:/s/ Donald J. Matthews
                                     ----------------------------
                                  Name: Donald J. Matthews
                                  Title: Chief Executive Officer

The foregoing Agreement is hereby accepted:

THIRD AVENUE TRUST
on behalf of Third Avenue Small-Cap Value Fund


By:/s/ David Barse
   --------------------------
Name:David Barse
Title:President


                                      -23-